CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John M. Thornton, Chairman of the Board and Chief Financial Officer of Mitek Systems, Inc. (the "Registrant"), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2003 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August  12, 2003                    By:      /s/  John M. Thornton
                                                    ------------------------
                                                    John M. Thornton
                                                    Chairman of the Board and
                                                    Chief Financial Officer


3.       DISCLOSURE PURSUANT TO ITEM 307(A) IN THE FORM 10-Q.

         Within the 90 days prior to the date of this report, the Company carried out an evaluation, under the supervision and with the participation of its management, including James B. DeBello, the Company's President and Chief Executive Officer and John M. Thornton, the Company's Chairman of the Board and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, Messrs DeBello and Thornton concluded that the Company's disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in its periodic filings with the Securities and Exchange Commission.

There were no significant changes in the Company's internal controls or in other factors that could significantly affect those controls subsequent to the date of their most recent evaluation